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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We consent to the incorporation by reference in this registration statement of PRI Automation, Inc. (the "Company") on Form S-3 to register 111,258 shares of common stock of our report dated November 6, 1996, on our audits of the consolidated financial statements of the Company as of September 30, 1996 and 1995, and for each of the three years in the period ended September 30, 1996, which report is included in the Company's 1996 Annual Report on Form-10-K, and to the incorporation by reference of our report in the Company's previously filed registration statements on Form S-8, File Numbers 33-90702, 33-90726, 33-90732 and 333-3408. We also consent to the reference to our firm under the caption "Experts."



                                        /s/ Coopers & Lybrand L.L.P.

                                        Coopers & Lybrand L.L.P.




Boston, Massachusetts
December 11, 1997